Exhibit 99.3

 Cautionary note regarding forward-looking statements  This presentation may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements that are not historical facts, including statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives, or assumptions of future events or performance, may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions, and uncertainties that could cause actual strategies, actions, or results to differ materially from those expressed in them, and are not guarantees of timing, future results, events, or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions, or results, based on management’s current expectations, assumptions, and estimates on the date hereof, there can be no assurance that actual strategies, actions or results will not differ materially from expectations. Therefore, readers are cautioned not to place undue reliance on such statements. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in capital and credit markets; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; any future acquisitions or divestitures; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Independent Bank Corporation's customers; the implementation of Independent Bank Corporation's strategies and business models; Independent Bank Corporation's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Independent Bank Corporation's markets; changes in customer behavior; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events; changes in accounting standards and the critical nature of Independent Bank Corporation's accounting policies. Certain risks and important factors that could affect Independent Bank Corporation's future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2018 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Independent Bank Corporation undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.  2

 Agenda  Formal Remarks.William B. (Brad) Kessel, President and Chief Executive OfficerRobert N. Shuster, retiring Executive Vice President and Chief Financial OfficerStephen A. Erickson, incoming Executive Vice President and Chief Financial OfficerQuestion and Answer session.Closing Remarks.Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab.  3

  Quarterly Financial Summary    4Q’19  3Q’19  2Q’19  1Q’19  4Q’18  Diluted EPS   $ 0.61  $ 0.55  $ 0.46  $ 0.39  $ 0.41  Income before taxes   $ 17,225  $ 15,570  $ 13,417  $ 11,548  $ 12,204  Net income   $ 13,879  $ 12,445  $ 10,730  $ 9,381  $ 9,936  Return on average assets   1.56%  1.42%  1.27%  1.13%  1.18%  Return on average equity   15.92%  14.64%  12.72%  11.14%  11.43%  Total assets  $3,564,694  $3,550,837  $3,438,302  $3,383,606  $3,353,281  Total portfolio loans  $2,725,023  $2,722,446  $2,706,526  $2,618,795  $2,582,520  Total deposits  $3,036,727  $3,052,312  $2,978,885  $2,934,225  $2,913,428  Loans to deposits ratio  89.74%  89.19%  90.86%  89.25%  88.64%  Shareholders’ equity  $ 350,169  $ 340,245  $ 330,846  $ 344,726  $ 338,994  Tangible BV per share  $ 14.08  $ 13.63  $ 13.19  $ 13.17  $ 12.90  TCE to tangible assets   8.96%  8.71%  8.72%  9.26%  9.17%  Note: Dollars in thousands, except per share data.  4

 4Q 2019 Financial Highlights  Income StatementNet income of $13.9 million, or $0.61 per diluted share. Return on average assets of 1.56% and return on average equity of 15.92%. These ratios decrease to 1.47% and 14.97%, respectively, when excluding the after tax impact of the increase in the fair value of capitalized mortgage loan servicing rights due to price and the FDIC Small Bank Assessment Credit utilization.Net interest income of $30.7 million, up $0.04 million, or 0.1%, from the year ago quarter.An increase in the fair value of capitalized mortgage loan servicing rights (due to price) increased non-interest income by $0.6 million, or $0.02 per diluted share, after tax.$0.2 million loan loss provision credit (compared to a $0.6 million expense in the year ago quarter). Net gains on mortgage loans of $6.4 million increased $4.4 million from the year ago quarter. Balance Sheet/CapitalTotal portfolio loans grew $2.6 million, or 0.1% annualized in 4Q’19 and grew $142.5 million or 5.5% for all of 2019. Deposits totaled $3.04 billion at 12/31/19 compared to $3.05 billion at 9/30/19 and $2.91 billion at 12/31/18. Deposits declined by $15.6 million in 4Q’19. The 4Q’19 decrease was due to declines in non-interest bearing checking and brokered time deposits that were partially offset by increases in savings and interest bearing checking, reciprocal and time deposits.No shares were repurchased during 4Q’19. TBV per share increased to $14.08 at 12/31/19 compared to $13.63 at 9/30/19 and $12.90 at 12/31/18.Paid an 18 cent per share cash dividend on common stock on 11/15/19.  5

  Five Year Financial Summary    2019  2018  2017  2016  2015  Diluted EPS(1)   $ 2.00  $ 1.68  $ 0.95  $ 1.05  $ 0.86  Dividends paid   $ 0.72  $ 0.60  $ 0.42  $ 0.34  $ 0.26  Net interest income   $ 122,581  $ 113,282   $ 89,186   $ 79,641   $ 74,986  Income before taxes   $ 57,760  $ 49,133  $ 38,438  $ 32,901  $ 29,380  Net income(1)   $ 46,435  $ 39,839  $ 20,475  $ 22,766  $ 20,017  Return on average assets(1)   1.35%  1.27%  0.77%  0.92%  0.86%  Return on average equity(1)   13.63%  12.38%  7.82%  9.21%  7.89%  Note: Dollars in thousands, except per share data.  6  2019 net income and diluted EPS increased 16.6% and 19.0%, respectively, compared to 2018.2019 dividends increased 20% over 2018.Continued improvements in ROAA and ROAE.Mortgage loan originations topped $1 billion for only the second time in the Company’s history!  (1) Excluding the impact of the $5.96 million remeasurement of net deferred tax assets in 2017, diluted EPS was $1.22; net income is $26.440 million, ROA is 1.00%; and ROE is 10.10%.

INDEPENDENT | BANK

Our Michigan Markets


Leland
Elk Rapids
Bellaire
Gaylord
Atlanta
Alpena
Mancelona
Onaway
Solon
Traverse City
Frankfort
Beulah
South Boardman
Grayling
Mio
Harrisville
Thompsonville
Roscommon
Huron National Forest
Manton
Rose City
Au Sable
Houghton Lake
West Branch
Tawas City
Manistee
Cadillac
Lake Michigan
Lake Huron
Manistee National Forest
Marion
Butman
Edwards
Skidway Lake
Harrison
Saginaw Bay
Port Austin
Standish
Caseville
Ludington
Baldwin
Evart
Clare
Billings
Pinconning
Harbor Beach
Bad Axe
Big Rapids
Isabella I.R.
Wise
Sebewaing
Hart
Mount Pleasant
Midland
Bay City
Cass City
White Cloud
Rolland Center
Shields
Saginaw
Caro
Whitehall
Fremont
Alma
Sandusky
Howard City
Sumner
Frankenmuth
Marlette
Norton Shores
Muskegon
Croswell
Sparta
Greenville
Chesaning
Brown City
Beecher
Grand Haven
Walker
Grand Rapids
Ionia
St Johns
Owosso
Lapeer
Flint
Kimball
Port Huron
Wyoming
Kentwood
Durand
Holland
Portland
St Clair
Dorr
Caledonia
Lansing
Waterford
Okemos
Webberville
Pontiac
Sterling Heights
Hastings
Howell
West Bloomfield
Allegan
Charlotte
Mason
Brighton
Farmington Hills
Troy
Warren
South Haven
Novi
Livonia
Leslie
Westland
Detroit
Kalamazoo
Battle Creek
Ann Arbor
Dearborn
Bangor
Oshtemo
Portage
Marshall
Jackson
Taylor
Ypsilanti
Saline
St Joseph
Trenton
Dowagiac
Three Rivers
Coldwater
Hillsdale
Adrian
Monroe
Niles

- Most recent *Forbes* "Best in Banks and Credit Unions" Survey (published in June 2019) ranked Independent Bank **first** in the State of Michigan in customer satisfaction.
- Acquisition of Traverse City State Bank on April 1, 2018 added five branches in attractive Northwestern Michigan.
- Since 2012, substantial changes have been implemented to streamline and optimize our branch delivery network.
- Significant market presence and opportunity to gain market share in attractive Michigan markets.
- Opening a new loan production office in Toledo, Ohio in March 2020.
- Michigan's unemployment rate was 4.0% in November 2019 (unchanged from one year ago and 0.5% above the November 2019 U.S. unemployment rate of 3.5%).

● Independent Bank branches – 68

■ Independent Bank loan production offices (not pictured Columbus, Fairlawn and Toledo, Ohio)

7

 8  Select Economic Statistics  Unemployment Trends (%)  Total Employees (Thousands)  Regional Average Home Sales Price (Thousands)  Annualized Home Sales (Thousands)  Continued low unemployment rates  Job growth continues  Rising prices in key markets  Slowing Michigan home sales  Q4’19  Q3’19  Q4’19

 Our Markets – Regional  Region  Cities  Branches  12/31/19Portfolio Loans(1)  % ofLoans(1)  12/31/19Deposits(3)  % of Deposits(3)  12/31/18 Portfolio Loans(2)  12/31/18 Deposits(3)  East / “Thumb”  Bay City / Saginaw  23  $ 447  17%  $ 769  27%  $ 411  $ 781  West  Grand Rapids / Ionia  21  844  32%  701  25%  775  714  Central  Lansing  12  201  8%  383  14%  205  398  Southeast  Troy  7  681  26%  298  11%  641  308  Northwest  Traverse City  5  297  11%  222  8%  307  229  Michigan  Reciprocal deposits  all  n/a  n/a  431  15%  n/a  182  Ohio  Columbus  --  165  6%  --  n/a  136  --  Various  On-line only creation  --  n/a  n/a  8  --%  n/a  6  Total    68  $2,635  100%  $2,812  100%  $2,475  $2,618  Note: Dollars are in millions.Loans exclude those related to resort lending ($62 million) and purchased mortgage loans ($28 million).Loans exclude those related to resort lending ($76 million) and purchased mortgage loans ($32 million). Deposits exclude brokered deposits and certain other “non-market” deposits.  9

 Low Cost Deposit Franchise Focused on Core Deposit Growth  Deposit Highlights$3.04 billion in total deposits at 12/31/19.Substantially core funding.$2.43 billion of non-maturity deposit accounts (79.9% of total deposits).Total deposits increased $204.3 million, or 7.7%, since 12/31/18 (excluding brokered deposits).Average deposits per branch of $41.9 million at 12/31/19 vs. $20.2 million at 12/31/11 (an increase of 107.4%).2020 focus:Commercial – small to middle market business and public funds.Treasury management services.Retail – checking accounts and debit card services.Digital – continue to expand the use of digital and improved Omni-channel service delivery to enhance customer experience.  Deposit Composition – 12/31/19  Cost of Deposits (%)/Total Deposits (billions)  10

INDEPENDENT | BANK

Diversified Loan Portfolio

Focused on High Quality Growth

Loan Composition – 12/31/19


Held for Sale
3%
Commercial
42%
Installment
16%
Mortgage
39%

Yield on Loans (%)/Total Portfolio Loans (billions)


5.10%
5.00%
4.90%
4.80%
4.70%
4.60%
4.50%
4.40%
4.30%
$3.00
$2.80
$2.60
$2.40
$2.20
$2.00
$1.80
$1.60
$1.40
$1.20
$1.00
4.57%
4.86%
4.84%
4.98%
5.03%
5.02%
4.89%
4.75%
$2.07
$2.47
$2.56
$2.58
$2.62
$2.71
$2.72
$2.73
Q1'18
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19
Total Portfolio Loans
Yield on Loans

Lending Highlights

- 23 consecutive quarters of net loan growth.
- $2.795 billion in total loans at 12/31/19 (including $69.8 million of loans held for sale).
- 4Q 2019 lending results include:
  - Commercial loans net decline of $22.3 million due primarily to $16.0 million in payoffs/pay-downs of watch credits.
  - Consumer installment loans net decline of $4.0 million due primarily to seasonal factors.
  - Portfolio mortgage loans net growth of $28.9 million, or 10.7% annualized. 4Q'19 mortgage loan origination volume of $302.5 million (up 58.9% from 4Q'18).
- 2020 focus:
  - Commercial – businesses with $1 million to $100 million in annual sales.
  - Consumer – through branch network, internet and indirect channels.
  - Residential mortgage – purchase money (both salable and portfolio) and home equity lending opportunities.
  - Transition from use of LIBOR as a benchmark rate in loan documents.

11

 Strong Capital PositionFocused on Shareholder Return  HighlightsPrudent capital management. Target TCE ratio – 8.50% to 9.50%. Priorities are: (A) capital retention to support (1) organic growth and (2) acquisitions; and (B) return of capital through (1) strong and consistent dividend and (2) share repurchases.The 2019 share repurchase plan expired on 12/31/19. During 2019, 1,204,688 shares were repurchased at an average price of $21.82 per share. The 2020 share repurchase plan was approved on 12/17/19. The 2020 share repurchase plan authorizes up to 1,120,000 shares and it expires on 12/31/20.2020 quarterly cash dividend rate increased by 11.1% to $0.20 per share effective 2/15/20.Goals of 1.3% ROA or better and 13% ROE or better.  Note: ROA and ROE represent a four quarter rolling average.  ROA, ROE and TCE Ratio  12

 13  HighlightsInterest rate sensitivity profile of the loan and securities portfolios, in combination with a low cost core deposit base, positions us to slightly benefit from a rising interest rate environment.Net interest income decreased $0.16 million, or 0.5%, in 4Q’19 vs. 3Q’19 due primarily to a six basis point decline in the net interest margin that was only partially offset by a $35.7 million increase in average interest earning assets. In addition, net recoveries of interest on non-accrual or previously charged-off loans was down $0.10 million.Commercial loans 53% fixed/47% variable (57% tied to Prime, 39% tied to LIBOR and 4% tied to a US Treasury rate). Mortgage loans (including HECL) 47% fixed/53% variable (21% tied to Prime, 60% tied to LIBOR and 19% tied to a US Treasury rate).   Net Interest Margin (TE)(%)  Net Interest Income ($ in Millions)   Net Interest Margin/Income

 Net Interest Income and Net Interest Margin Details  Summary4Q’19 net interest income of $30.710 million, down $0.162 million from 3Q’19. The linked quarter decrease was due to a $1.086 million decrease in interest income and fees on loans that was partially offset by a $0.183 million increase in interest income on securities and investments and by a $0.741 million decrease in interest expense on deposits and borrowings. The decrease in interest income and fees on loans was due a 14 basis point (bps) decrease in the average yield and a $10.5 million decrease in average balance. A decrease in interest recoveries (net) on previously charged-off or non-accrual loans of $0.102 million decreased the overall average yield on loans by 1.5 bps.The tax equivalent net interest margin (NIM) decreased 6 bps (3.70% vs. 3.76%) due to a 16 bps decrease in the yield on interest earning assets that was partially offset by a 10 bps decrease in the cost of funds (interest expense as a percentage of average interest-earning assets). 4Q’19 discount accretion on the TCSB acquired loans of $0.376 million increased the NIM by 4.5 bps. Average yield on new/renewed commercial loans was 4.87% on fixed rate (37% of production) and 4.67% on variable rate (63% of production), 4Q’19 volume of $98.7 million with an estimated weighted average duration of 1.7 years. Average yield on new retail loans (mortgage and consumer installment) was 4.14%, 4Q’19 volume of $142.4 million with an estimated weighted average duration of 3.8 years.Loan Portfolio DetailsCommercial loans: Interest income decreased $0.779 million due to a 25 bps decrease in the average yield (5.19% vs. 5.44%) and a $2.7 million decrease in the average balance. Interest recoveries (net) decreased by $0.074 million. This decreased the average yield by 2.5 bps. Mortgage loans (includes loans held for sale): Interest income decreased $0.525 million due to a $13.5 million decrease in the average balance and a 13 bps decrease in the average yield (4.36% vs. 4.49%) . Interest recoveries (net) decreased by $0.046 million. This decreased the average yield by 1.6 bps.Consumer installment loans: Interest income increased $0.218 million due to a $5.8 million increase in the average balance and a 13 bps increase in the average yield (4.62% vs. 4.49%). Interest recoveries (net) increased by $0.019 million. This increased the average yield by 1.7 bps.Other FactorsSecurities and investments: Interest income increased $0.183 million due to a $46.3 million increase in average balance that was partially offset by a 11 bps decrease in the average TE yield (2.83% vs. 2.94%).Deposits and borrowings: Interest expense decreased $0.741 million due to a 15 basis point decrease in the average cost of interest-bearing liabilities (1.09% vs. 1.24%) that was partially offset by a $32.8 million increase in the average balance of interest-bearing liabilities.   Analysis of Linked Quarter Increase  14

 15  Non-interest Income  HighlightsDiverse sources of non-interest income which totaled $15.6 million in 4Q’19.4Q’19 total non-interest income represents approximately 33.7% of total revenue (net interest income and non-interest income).Service charges on deposits declined by $0.2 million, or 6.7%, in 2019 vs. 2018, due primarily to a reduction in NSF fees.Interchange revenue decreased by $0.1 million, or 4.3%, in 2019 vs. 2018, due to the timing of the receipt of a $0.2 million annual volume incentive payment from MasterCard (in 2019 received and recorded in 3Q compared to being received and recorded in 4Q in 2018).4Q’19 net gains on mortgage loans totaled $6.4 million, which was up $4.4 million from 4Q’18, due primarily to higher loan sales volumes and an improved loan sales profit margin.4Q’19 mortgage loan servicing includes a $0.6 million ($0.02 per diluted share, after tax) increase in fair value adjustment due to price. 4Q’18 included a $2.4 million ($0.08 per diluted share, after tax) decrease in fair value adjustment due to price.   YTD 2019 Non-interest Income Breakout  Non-interest Income Trends ($ in Millions)

INDEPENDENT | BANK

Non-interest Expense

Non-interest Expense ($ in Millions)


$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
($5.0)
90%
85%
80%
75%
70%
65%
60%
$24.1
$29.8
$26.7
$26.8
$28.0
$26.6
$27.8
$29.3
Q1'18
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19
Compensation and Benefits
Loan and Collection
Occupancy
Data Processing
FDIC Insurance
Other
Efficiency (4Q Moving Average)

Highlights

- 4Q'19 non-interest expenses of $29.3 million (an increase from 4Q'18 and from 3Q'19) were above the projected range for non-interest expenses of $27.0 to $27.5 million due primarily to higher than projected incentive compensation as described below.
- 4Q'19 compensation and benefits increased by $2.97 million over 4Q'18 due primarily to an increase in salaries ($0.93 million), performance based compensation ($1.63 million) and payroll taxes and employee benefits ($0.41 million). The increase in salaries is primarily due to annual merit raises and growth in full time equivalent employees (primarily lenders and technology related positions). The increase in performance based compensation is primarily due to a higher accrual adjustment in 4Q'19 for the incentive compensation plan based on actual full year performance as compared to the adjustment in 4Q'18. The full year 2019 incentive compensation payout (110% of Target) is actually lower than the 2018 level (134% of Target), but 4Q'19 had a sizable "catch-up" adjustment because the accrual at 9/30/19 was based on 86% of Target.
- Efficiency ratio: Full year 2019 – 64.9% (63.0% excluding FV change due to price on MSRs and FDIC Small Bank Assessment Credit), 2018 – 67.2% (65.0% excluding TCSB Merger related expenses); 2017 – 69.2%; 2016 – 73.7%; 2015 – 77.2%; 2014 – 80.3%; and 2013 – 82.6%.

16

 17  Investment Securities Portfolio  HighlightsHigh quality, liquid, diverse portfolio with relatively short duration.Fair value of $518.75 million(1) at 12/31/19 (an increase of $78.7 million in 4Q’19).Net unrealized gain of $4.7 million at 12/31/19 (representing 0.9% of amortized cost).78% of the portfolio is AAA rated (or backed by the U.S. Government).2.64 year estimated average duration with a weighted average yield of 2.84% (with TE gross up).Approximately 28% of the portfolio is variable rate.  (1) Includes investments in bank CD’s of $0.35 million.  Investment Portfolio by Type (12/31/19)  Investment Portfolio by Rating (12/31/19)

 18  Credit Quality Summary  Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing.Note 2: 12/31/16 30 to 89 days delinquent data excludes $1.63 million of payment plan receivables that were held for sale.  Non-performing Assets ($ in Millions)  ORE/ORA ($ in Millions)  Non-performing Loans ($ in Millions)  30 to 89 Days Delinquent ($ in Millions)

 19  Note: Dollars all in millions.  Provision for Loan Losses  Loan Net Charge-Offs/Recoveries  Allowance for Loan Losses  Credit Cost Summary

 20  Classified Assets and New Default Trends  Note: Dollars all in millions.  Total Classified Assets  Commercial Loan New Defaults  Total Loan New Defaults  Retail Loan New Defaults

INDEPENDENT | BANK

Troubled Debt Restructurings (TDRs)

92% of TDRs are Current

TDRs ($ in Millions)



$140
$120
$100
$80
$60
$40
$20
$0
95%
90%
85%
80%
75%
70%
65%
60%
$124
$110
$88
$78
$65
$56
$53
$52
$50
$51
89%
91%
89%
88%
91%
93%
93%
93%
93%
92%
2013
2014
2015
2016
2017
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19
Performing
Nonperforming
% Current

TDR Highlights

- Working with client base to maximize sustainable performance.
- The specific reserves allocated to TDRs totaled $5.2 million at 12/31/19.
- A majority of our TDRs are performing under their modified terms but remain in TDR status for the life of the loan.
- 92.2% of TDRs are current as of 12/31/19.
- **Commercial TDR Statistics:**
  - 27 loans with $8.5 million book balance.
  - 93.7% performing.
  - WAR of 5.74% (accruing loans).
  - Well seasoned portfolio; over 61% of accruing loans are not only performing but have been for over a year since modification.
- **Retail TDR Statistics:**
  - 502 loans with $42.2 million book balance.
  - 93.8% performing.
  - WAR of 5.86% (accruing loans).
  - Well seasoned portfolio; over 97% of accruing loans are not only performing but have been for over a year since modification.

21

INDEPENDENT | BANK

CECL (ASU 2016-13) Countdown

Description of Task / Action Step	Date	Status / Notes
1. Full transition of Excel based incurred allowance for loan losses (ALLL) model into a third-party software solution.	1Q'19	Parallel runs completed in 2018 and full transition in 1Q'19.
2. Select CECL calculation methodologies for each loan segment.	1Q'19	Methodology documentation and testing completed. A discounted cash flow model is generally preferred.
3. Determine appropriate economic/subjective factors for each loan segment to adjust for current environment.	1Q'19	Qualitative factor analysis has been completed.
4. Establish methodology for adjusting loss rates for reasonable and supportable forecast periods.	1Q'19	Regression analysis of loss rates and relevant economic factors completed. Have determined appropriate factors and application methods. Sources for future external economic forecasts in process of review.
5. Historical data validation.	1Q'19	Third-party review of historical data integrity and incurred ALLL process validation.
6. Run full CECL calculations on loan portfolio using all inputs – share impact internally.	2Q'19	Full CECL calculations completed on loan portfolio. Share results internally in 2Q'19.
7. CECL model validation.	2Q/3Q'19	Third-party review of CECL model and validation.
8. Disclose estimated financial impact of CECL on IBCP in public reporting.	August 2, 2019	First disclosed the CECL impact range on ALLL in 2Q'19 Form 10-Q. This impact range was updated in the 3Q'19 Form 10-Q.
9. Finalize new financial disclosures.	4Q'19/1Q'20	Update class and risk metrics (if needed) in loan disclosures, and develop new vintage and other required CECL disclosures.
10. Finalize CECL methodology and policy and procedure documentation ahead of 1/1/2020 implementation.	4Q'19/1Q'20	Complete all CECL internal documentation (key controls/policies/procedures) and finalize CECL ALLL calculations.
11. Transition to CECL.	**1Q'20**	**Record entry for adoption of CECL effective 1/1/2020.**

22

INDEPENDENT | BANK

Final 2019 Actual Performance vs. Original Outlook

Category	Outlook
Lending	**Continued growth** IBCP goal of high single digit (8% to 9%) overall loan growth in 2019, primarily supported by increases in commercial loans, mortgage loans and consumer loans. Expect much of this growth to occur in the last three quarters of 2019. This growth forecast also assumes a stable Michigan economy. **4Q'19 update: 4Q'19 and full year 2019 annualized portfolio loan growth of 0.4% and 5.5%, respectively. Notable slowing in 4Q'19 in commercial loan portfolio due to an acceleration in payoffs (including $16.0 million of watch credits).**
Net Interest Income	**Growth driven primarily by higher portfolio loan balances, expect total deposits to grow by 3% to 4% in 2019** IBCP goal of approximately 10% to 11% increase in net interest income (NII) over 2018. Expect the net interest margin to be relatively stable to slightly higher in 2019. The forecast assumes one 0.25% increase in the federal funds rate in June 2019 and long-term interest rates up slightly over year end 2018 levels. **4Q'19 update: 4Q'19 and full year 2019 actual net interest income increased 0.1% and 8.2% from comparable respective period in 2018.**
Provision for Loan Losses	**Steady asset quality metrics** Very difficult area to forecast. Future provision levels will be particularly sensitive to loan net charge-offs, watch credit levels, loan default volumes, and TDR portfolio performance as well as loan growth. The allowance as a percentage of total loans was at 0.96% at 12/31/18. A full year provision (expense) for loan losses of approximately 0.20% of average total portfolio loans would not be unreasonable in 2019. **4Q'19 update: 4Q'19 and full year 2019 actual provision for loan losses of a credit of $0.2 million and an expense of $0.8 million, respectively, were below expectations due primarily to continued low levels of loan net charge-offs, new loan defaults and non-performing loans.**
Non-interest Income	**IBCP forecasted 2019 quarterly range of $11 million to $12 million with the total for the year up 4% to 5% from 2018 actual of $44.8 million** Expect mortgage lending volumes in 2019 to be generally comparable to 2018. Expect mortgage banking revenues (primarily gain on sale) to improve in 2019 due to some margin expansion. Expect service charges on deposits and interchange income in 2019 to be generally comparable to 2018. **4Q'19 update: Excluding $0.6 million positive fair value change due to price of MSRs, non-interest income was $15.0 million, or well above the high end of the projected range.**
Non-interest Expenses	**IBCP forecasted 2019 quarterly range of $27 to $27.5 million with the total for the year up slightly (about 1%) from the 2018 actual of $107.5 million** Excluding Merger related expenses ($3.5 million) and gain on sale of other real estate ($0.7 million) and adjusting for TCSB being in only three quarters of 2018, the assumed run rate for 2019 expenses is just over 2% higher than the adjusted 2018 level. **4Q'19 update: Actual non-interest expense of $29.3 million was above the high end of the projected range primarily due to an increase in the accrual for incentive compensation.**
Income Taxes	Approximately a 20% effective income tax rate in 2019. This assumes a 21% statutory federal corporate income tax rate during 2019. **4Q'19 update: 19.4% and 19.6% actual effective income tax rate for the fourth quarter and full year of 2019, respectively.**

23

2020 Initial Outlook  Category  Outlook  Lending  Continued growthIBCP goal of mid- single digit (approximately 7%) overall loan growth in 2020, primarily supported by increases in commercial loans, mortgage loans and consumer loans. Expect much of this growth to occur in the last three quarters of 2020. This growth forecast also assumes a stable Michigan economy.  Net Interest Income  Growth driven primarily by higher portfolio loan balances, expect total deposits (including brokered time) to grow by approximately 5% in 2020 IBCP goal of approximately a 2% increase in net interest income (NII) over 2019. Expect the net interest margin (NIM) to be relatively stable in 2020 and comparable to the 4Q’19 level but lower than the full year 2019 NIM. The forecast assumes no changes in the target federal funds rate in 2020 and long-term interest rates up very slightly over year end 2019 levels.   Provision for Loan Losses  Steady asset quality metricsVery difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. The allowance as a percentage of total loans was at 0.96% at 12/31/19. The initial (effective 1/1/2020) CECL adjustment is now expected to be approximately $7 million to $8 million. This revised lower range (compared to the 3Q’19 CECL estimate) primarily reflects the following factors: (i) a decline in commercial loan watch credits; (ii) a 4Q’19 update of the credit scoring of the retail loan portfolio reflecting improved scores; (iii) slightly higher prepayment rates in the retail loan portfolio; (iv) methodology refinements in the retail construction loan portfolio; and (v) changes in specific reserves. This CECL adjustment is still subject to certain final review procedures that will be completed in 1Q’20. A full year 2020 provision (expense) for loan losses of approximately 0.15% to 0.20% of average total portfolio loans would not be unreasonable.  Non-interest Income  IBCP forecasted 2020 quarterly range of $11 million to $13.5 million with the total for the year up 3% to 4% from 2019 actual of $47.7 millionExpect mortgage loan origination volumes in 2020 to be down by approximately 15% due primarily to a decline in refinance activity. Expect overall mortgage banking revenues (gain on sale and mortgage loan servicing) to improve in 2020 due to not having any fair value write downs due to price for MSRs. Expect service charges on deposits and interchange income in 2020 to be collectively comparable to 2019 (i.e. a decline in servicing charges on deposits due to lower NSF fees to be largely offset by an increase in interchange income).   Non-interest Expenses  IBCP forecasted 2020 quarterly range of $27.5 to $28.5 million with the total for the year up very slightly (less than 1%) from the 2019 actual of $111.7 million.Expect total compensation and employee benefits to be slightly lower in 2020 compared to 2019 due primarily to a reduction in incentive compensation. Most other categories of non-interest expense expected to have small (1% to 2%) increases.  Income Taxes  Approximately a 20% effective income tax rate in 2020. This assumes a 21% statutory federal corporate income tax rate during 2020.  Share Repurchases  2020 share repurchase authorization at approximately 5% of outstanding shares. Expect total share repurchases in 2020 at just above the mid-point of this authorization.  24

  Strategic Initiatives  Growth1. Improve net interest income via balanced loan growth, disciplined risk adjusted loan pricing and active management of deposit pricing. 2. Innovative and targeted customer acquisition, retention and cross sales strategies leveraging data analytics, inside sales staff, and intra-company referrals with strategic business unit partners.3. Add new customers and grow revenue through outbound calling efforts.4. Add new customers and grow revenue through the addition of new talented sales professionals in our existing markets. 5. Supplement our organic growth initiatives via selective and opportunistic bank acquisitions and branch acquisitions. Process Improvement and Cost Controls1. Completion of core data processing provider contract.2. On-going branch optimization: including assessing existing locations; new locations; service hours; staffing; workflow; and our leveraging of existing technology. 3. Modernize branch delivery technology/systems.4. Expand Digital Branch (Call Center) services.5. All business lines and departments: streamline/automate operating processes and workflows (use process mapping to identify moments of value and eliminate duplication and waste.6. Build/enhance dashboard reporting and business intelligence.Talent Management 1. We recognize that the path to organizational success is through the success of each and every one of our team members. Accordingly we encourage and support the professional development of our colleagues through our IB Leadership Program, mentoring and other initiatives. 2. We are passionate about our desire to ensure that our team members are empowered and supported in a way that will best position them to serve our customers. 3. We believe that if we are committed to the well-being of our team members, and recognize and reward their contributions, they will ensure our success.Risk Management1. Maintain strong, high quality, capital levels. 2. Maintain excellent asset quality and strong proactive monitoring and problem resolution.3. Sound overall risk management with effective and transparent reporting.4. Strong and consistent earnings, augmenting capital.5. Active liquidity and interest rate risk monitoring and management.6. Strong, independent and collaborative risk management, utilizing three layers of defense (business unit, risk management and internal audit). 7. Effective operational controls with special emphasis on cyber security, fraud prevention and regulatory compliance.8. Effective working relationships with banking regulators and other key outside oversight partners.  25

 Q&A and Closing Remarks  Question and Answer SessionClosing RemarksThank you for attending !NASDAQ: IBCP  26